Registration No. 333-
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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                          R&B FALCON CORPORATION
          (Exact name of registrant as specified in its charter)

            Delaware                                76-0544217
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

                  901 Threadneedle, Houston, Texas 77079
            (Address of Principal Executive Offices) (Zip Code)

                           --------------------
                          R&B Falcon Corporation
                       1998 Acquisition Option Plan
                         (Full title of the plan)
                          ---------------------

                              Wayne K. Hillin
                          R&B Falcon Corporation
                             901 Threadneedle
                           Houston, Texas  77079
                  (Name and address of agent for service)

                              (281) 496-5000
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

===========================================================================
                 |                  | Proposed  |  Proposed  |
 Title of        |                  | maximum   |   maximum  |
 securities      |      Amount      | offering  |  aggregate | Amount of
  to be          |      to be       | price per |  offering  |registration
registered       |    registered    | share(1)  |  price(1)  |    fee
--------------------------------------------------------------------------
Common Stock     |                  |           |            |
($.01 Par Value) | 1,000,000 shares |  $9.125   | $9,125,000 |   $2,537
===========================================================================

(1) Shares being registered will be issued pursuant to the exercise of options having an exercise price of $9.125 per share.

===========================================================================


                                  PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the R&B Falcon Corporation 1998 Acquisition Option Plan (the "Plan").


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by R&B Falcon Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

  Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

  Form 8-K/A, dated December 1, 1998 (filed January 20, 1999);

  Current Reports on Form 8-K dated March 16, 1999; April 15, 1999 (filed April 19, 1999); April 21, 1999; May 19, 1999 (filed May 20, 1999); and
  May 19, 1999 (filed May 21, 1999); and

  The description of the Company's common stock, par value $.01 per share, contained under the caption "Description of Parent Capital Stock-Parent Common Stock;-Parent Rights" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of the Registrant (File No. 333-40627), filed with the Securities and Exchange Commission (the "Commission") on November 20, 1997.

All other reports filed since December 31, 1998 by the Company pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are also incorporated by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Leighton E. Moss, Esq., Senior Vice President, Co-Counsel and Assistant Secretary of the Company. As of the date of this Registration Statement, Mr. Moss did not own any shares of Common Stock of the Company, but held options to acquire 252,497 shares of stock of the Company. Mr. Moss is not eligible for participation in the Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, inter alia, permits a corporation generally to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless and only to the extent that the court determines that indemnification is appropriate. Section 145 also authorizes the corporation to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Company, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

The Amended and Restated Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty by such director to the full extent authorized by law (as now or hereinafter in effect), except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation further provides that the Company shall indemnify its officers to the full extent permitted by the Delaware General Corporation Law, as amended from time to time.

Section 6.1 of the Bylaws of the Company provides that the Company shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he is or was a director or officer of the Company, or by reason of the fact that such director or officer at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

The Company maintains directors' and officers' liability insurance having policy limits of $20,000,000 annual aggregate amount (with respect to claims made during a policy year).

Item 7.  Exemption from Registration claimed.

Not applicable.

Item 8. Exhibits.

   4.1  -   Amended and  Restated Certificate  of Incorporation.  (Filed as
            Exhibit 3.1 to the Company's Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.)

   4.2  -   Amended and Restated Bylaws.  (Filed  as  Exhibit  3.1  to  the
            Company's Report on Form 10-K for the  year  ended December 31,
            1997 and incorporated  herein  by  reference.)

   4.3  -   Certificate of Designation of R&B Falcon Corporation filed with the Secretary of State of the State of Delaware on April 22, 1999 (Filed as Exhibit 4.3 to the Registrant's Registration
            Statement No. 333-81179 on Form S-4 and incorporated herein by reference.

   5    -   Opinion  of Leighton E. Moss dated June  21,  1999,  as  to the legality of the  securities  being registered.

  15    -   Letter regarding unaudited interim financial information

  23.1  -   Consent of Arthur Andersen LLP

  23.2  -   Consent of Ernst & Young LLP

  23.3  -   Consent of Leighton E. Moss (included in Exhibit 5)

  24    -   Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain directors of the Company.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned in the capacities indicated, thereunto duly authorized, on this June 21, 1999.

                                        R&B FALCON CORPORATION

                                        By /s/ Paul B. Loyd, Jr.
                                           ---------------------------
                                           Paul B. Loyd, Jr.
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 1999.

Signature                          Title
---------                          -----

/s/ Paul B. Loyd, Jr.              Chief Executive Officer,
-------------------------          Chairman of the Board, and Director
Paul B. Loyd, Jr.                  (Principal Executive
                                   Officer)

/s/ Tim W. Nagle                   Executive Vice President
-------------------------          (Principal Financial and Accounting
Tim W. Nagle                       Officer)


-------------------------          Director
Purnendu Chatterjee

Arnold L. Chavkin*                 Director
-------------------------
Arnold L. Chavkin

Charles A. Donabedian*             Director
-------------------------
Charles A. Donabedian

Douglas A.P. Hamilton*             Director
-------------------------
Douglas A.P. Hamilton

Macko A.E. Laqueur*                Director
-------------------------
Macko A.E. Laqueur

Michael E. Porter*                 Director
-------------------------
Michael E. Porter

Robert L. Sandmeyer*               Director
-------------------------
Robert L. Sandmeyer

Douglas E. Swanson*                Director
-------------------------
Douglas E. Swanson

William R. Ziegler*                Director
-------------------------
William R. Ziegler

Steven A. Webster*                 Director
-------------------------
Steven A. Webster


*By: /s/ Leighton E. Moss
     -------------------------
     Leighton E. Moss
     Attorney-in-Fact



                         EXHIBIT INDEX
                                                               Sequentially
                                                                 Numbered
Item              Exhibits                                         Page

  4.1  - Amended and Restated Certificate of Incorporation.
         (Filed as Exhibit 3.1 to the Company's Report on
         Form 10-K for the year ended December 31, 1997
         and incorporated herein by reference.)                     (1)

  4.2  - Bylaws.  (Filed as Exhibit 3.1 to the Company's Report
         on Form 10-K for the year ended December 31, 1997
         and incorporated herein by reference.)                     (1)

  4.3  - Certificate of Designation of R&B Falcon Corporation
         filed with the Secretary of State of the State of
         Delaware on April 22, 1999 (Filed as Exhibit 4.3 to
         the Registrant's Registration Statement No. 333-81179
         on Form S-4 and incorporated herein by reference.)         (1)

  5    - Opinion of Leighton E. Moss                                 9

 15    - Letter regarding unaudited interim financial information   10

 23.1  - Consent of Arthur Andersen LLP                             11

 23.2  - Consent of Ernst & Young LLP                               12

 23.3  - Consent of Leighton E. Moss (included in Exhibit 5)         -

 24    - Powers of Attorney                                         13

---------------------------

(1)  Incorporated by reference.